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                                                                     EXHIBIT 3.2

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 PEOPLEPC INC.

     PeoplePC Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

     A.  The name of this corporation is PeoplePC Inc..

     B. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was March 2, 1999.

     C. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation as follows:

     FIRST:        The name of the corporation is PeoplePC Inc.

     SECOND:       The address of the Corporation's registered office in the
State of Delaware is Corporation Service Company, 1013 Centre Road, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is Corporation Service Company.

     THIRD:        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:       The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that the Corporation is authorized to issue is 500,000,000, with a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 50,000,000, with a par value of $0.0001 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

     The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it,
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subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH:        The Corporation is to have perpetual existence.

     SIXTH:        Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

     SEVENTH:      The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors constituting the whole Board of Directors shall be designated in the Bylaws of the Corporation.

     The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the

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full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

     Any director may be removed from office by the stockholders of the corporation only for cause.

     The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws by the stockholders of the
Corporation: Section 1.1 (Annual Meeting), 1.2 (Advance Notice Procedures), 1.3 (Special Meetings), 1.4 (Notice of Meetings), 1.11 (Action by Written Consent),
2.2 (Number and Qualifications of Directors), 2.3 (Election and Term of Office of Directors), 2.4 (Resignation and Vacancies of Directors), 2.5 (Removal of Directors), 2.6 (Regular Meetings of Directors), and 7.7 (Supermajority Voting).

     EIGHTH:       A.  To the fullest extent permitted by the Delaware General
Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation or any subsidiary of the Corporation shall not be personally liable to the Corporation or its stockholders and shall otherwise be indemnified by the Corporation for monetary damages for breach of fiduciary duty as a director of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation.

                   B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary of the Corporation.

                   C. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

     NINTH:        Notwithstanding any other provisions of this Certificate of
Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any rights of designation of Preferred Stock conferred on the Board of Directors pursuant to Article FOURTH, the affirmative vote of the holders of at least sixty-

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six and two-thirds percent (66-2/3%) of the voting power of all of the then-
outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article SEVENTH, this Article NINTH, or Article FOURTEENTH.

     TENTH:        Except as provided in Article EIGHTH, the Corporation
reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

     ELEVENTH:     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     TWELFTH:      Meetings of stockholders may be held within or without the
State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     THIRTEENTH:   Advance written notice of new business and stockholder
nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

     FOURTEENTH:   Stockholders shall not be entitled to cumulative voting
rights for the election of directors.

     This Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

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     IN WITNESS WHEREOF, PeoplePC Inc. has caused this Amended and Restated
Certificate of Incorporation to be signed by Nick Grouf, its President, and attested by Glen Kohl, its Secretary, this ____ day of August, 2000.


                                    PEOPLEPC INC.




                                    --------------------------------------------
                                    Nick Grouf, President

Attested:




---------------------------------
Glen Kohl, Secretary

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